SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 22, 2003




                    NATIONAL R.V. HOLDINGS, INC.
-------------------------------------------------------------------
       (Exact name of registrant as specified in its charter)



        Delaware             0-22268               33-0371079
---------------------- -----------------------  ---------------------------
    (State or other      (Commission File No.)     (I.R.S. Employer
    jursidiction of                                 Identification No.)
    incorporation)



                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
---------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (909) 943-6007
                                 ---------------

Item 7.  Exhibits

     99.1 Press Release of National R.V. Holdings, Inc. dated April 22, 2003, reporting financial results for the first quarter of 2003.


Item 9.  Regulation FD Disclosure

            This information set forth under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results Of Operations And Financial Condition" in accordance with SEC Release No. 33-8216. Such information, including the Exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

            Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of National R.V. Holdings, Inc. (the "Company"), dated April 22, 2003, reporting the Company's financial results for the first quarter of 2003.

  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   NATIONAL R.V. HOLDINGS, INC.



                                        By:      /s/ MARK D. ANDERSEN
                                              ---------------------------------
                                                         Mark D. Andersen
                                                        Chief Financial Officer

Date:  May 22, 2003

                                                   EXHIBIT 99.1

For immediate release:     Contact:
April 22, 2003             Carol Taylor Clay, Public/Investor Relations Director
                           or Mark Andersen, CFO
                           National RV Holdings, Inc.
                           541.998.3720
                           ctc@countrycoach.com or mandersen@countrycoach.com

                 -------------------- --------------------------


National R.V. Holdings Reports First Quarter 2003 Results


Perris, Calif. -- April 22, 2003/PR Newswire - First Call/ -- For the first quarter ended March 31, 2003, National R.V. Holdings, Inc. (NYSE: NVH) today reported a net loss of $4.1 million, or $0.42 per share. This result compares to a net loss of $3.3 million, or $0.34 per share, for the first quarter of 2002. The manufacturer of Class A motorhomes and travel trailers said net sales decreased 2% to $78.1 million in the 2003 first quarter from sales of $79.3 million in the same period in 2002.

"Our results for the quarter were largely in line with our expectations," stated Mr. Albrechtsen, the Company's CEO. "Margins remained under pressure due to price incentives used to reduce inventories of older products, the sale of inventory built in the 4th quarter that carried excess overhead, and the introduction of our new Tropi-Cal, Sea Breeze and Inspire products to the production floor. In addition to these internal challenges, our industry is dealing with several large manufacturers that have announced excess inventories resulting in discounting and production slowdowns. While we will have to react to this industry pressure on pricing," Albrechtsen continued, "the groundwork has been laid for improvement over the next several quarters. Our own discounting has begun to decrease and production changes made in the first quarter are beginning to take hold. We have been able to consolidate production lines to reduce supervision needs and have reduced direct labor as the result of decreasing work-in-process inventory, We are pleased that we were able to reduce total inventory by over $7 million during the first quarter and expect to see further reductions in the second quarter."

Acceptance by the dealer body of the Company's new products has been good. The beginning of the quarter saw strong shipments of the re-introduced National RV brand Sea Breeze gas product while the first production units of the Tropi-Cal diesel started to deliver to dealer lots in mid-March. The new Country Coach brand Inspire diesel prototype was well received at the recent Family Motor Coach Association (FMCA) trade show and will start shipping to dealers in early May. Production of these new brands will help profitability, which has been hampered due to the underutilization of production facilities.

Revenue of the Company's Country Coach brand "highline" motorhomes declined 4% in the 2003 first quarter compared to the first quarter of 2002. Revenues of the National RV brand motorhomes increased 5% while the National RV brand towable product segment declined 8% during the first quarter compared to the first quarter 2002. Wholesale unit shipments of the Company's motorhomes built on diesel chassis decreased 27% to 237 units for the first quarter 2003, compared to 325 units for the first quarter of the prior year. Shipments of the Company's gas motorhome products increased 69% to 332 units in the first quarter from 197 units in last year's first quarter. With an adequate inventory of the National RV brand Tradewinds diesel product and engineering not ready until late in the quarter for the new Tropi-Cal diesel, production was focused on gas units during the first quarter of 2003. National RV Class A unit shipments of combined diesel and gas units rose 14% over the first quarter of 2002, but only 5% in revenues due to this shift in mix. Unit sales of the Company's towable products increased 7% to 390 units in the first quarter 2003 from 364 units in the same period in 2002. The towables revenue decline reflects the continued movement toward more low-priced, high volume units.

The Company reported that cash was unchanged during the first quarter, due primarily to a $19.4 million increase in accounts receivable and a net loss of $4.1 million, offset by a $10.8 million increase in accounts payable, a $7.3 million decrease in inventory and a $3.6 million increase in the line-of-credit.

As mentioned above, new discounting programs in the first quarter along with approximately $1.8 million in costs associated with units built during periods of poor overhead utilization adversely affected the Company's gross profit margin during the first quarter of 2003. Though the production was heavily weighted towards gas units in the current quarter compared to the first quarter of 2002, product mix did not have a significant impact on gross profit margins. The Company stated that it continues to see improvement in warranty costs due to a heavy focus in this area.

Selling, general and administrative expenses totaled $5.3 million or 6.7% of sales for the quarter, consistent with the same quarter last year.

"Total inventory dropped by $7.3 million during the quarter, coming mainly from reductions in finished goods and work-in-process. We expect to see continued reductions in the second quarter of 2003 in the $2 million to $4 million range even after a run up due to show activity in late June.," said Chief Financial Officer Mark Andersen. "We also expect our liquidity to improve with the collection of accounts receivable related to the FMCA show in March. We have already reduced accounts receivable by over $7 million since the quarter end,"

The Company said liquidity will also be improved in the second quarter of 2003 by the collection of a $7.3 million tax refund; however this improvement may be tempered by the expiration of a $5 million temporary increase in the credit facility. The Company is currently in negotiations for a $10 million permanent increase in the credit facility that expires August, 2005.

National R.V. Holdings will host a live webcast to review first quarter results today, April 22, 2003, at 2 p.m. EDT. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

National R.V. Holdings, Inc. is a leading manufacturer of Class A motorhomes and travel trailers. From its Junction City facility, the Company designs, manufactures and markets Country Coach high-end (Highline) Class A diesel motorhomes under brand names including Inspire, Allure, Intrigue, Magna, Affinity and Lexa, and bus conversions under the Country Coach Prevost brand. From its Perris, California facility, the Company designs, manufactures and markets National RV Class A gas and diesel motorhomes under brand names including Sea Breeze, Dolphin, Tropi-Cal, Tradewinds and Islander, and travel trailers under brand names including Surf Side Lite, Splash, Rage'n, Blaze'n, Sea Breeze and Palisades.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.




                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                                        Three Months
                                                                                      Ended March 31,
                                                                                  2003              2002
                                                                                  ----              ----
Net sales                                                                           $78,101           $ 79,320
Cost of goods sold                                                                   79,181             79,574
                                                                              --------------   ----------------
     Gross loss                                                                     (1,080)              (254)
Selling expenses                                                                      3,130              3,429
General and administrative expenses                                                   2,120              1,908
                                                                              --------------   ----------------
     Operating loss                                                                 (6,330)            (5,591)
Interest and other expense, net                                                         165              (305)
                                                                              --------------   ----------------
     Loss before income taxes                                                       (6,495)            (5,286)
Benefit for income taxes                                                            (2,406)            (1,970)
                                                                              --------------   ----------------
     Net loss                                                                      $(4,089)          $ (3,316)
                                                                              ==============   ================
Earnings per common share:
     Basic                                                                         $ (0.42)           $ (0.34)
     Diluted                                                                       $ (0.42)           $ (0.34)

Weighted average number of shares
     Basic                                                                            9,832              9,719
     Diluted                                                                          9,832              9,719



                          NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)


                                                                                March 31,         December 31,
                                                                                  2003              2002
                                                                                  ----              ----
                                                                                (Unaudited)

                                   ASSETS
Current assets:
     Cash and cash equivalents                                                        $  10              $  14
     Trade receivables, less allowance for doubtful accounts ($276 and $276,         29,261              9,829
     respectively)
     Inventories                                                                     65,275             72,532
     Deferred income taxes                                                            9,477              9,477
     Income taxes receivable                                                          9,464              7,015
     Prepaid expenses                                                                 1,393              2,134
                                                                              --------------   ----------------
       Total current assets                                                         114,880            101,001
Property, plant and equipment, net                                                   42,726             43,230
Other                                                                                   672              1,013
                                                                              --------------   ----------------
                                                                                  $ 158,278           $145,244
                                                                              ==============   ================

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit                                                                 $ 8,521            $ 4,943
     Book overdraft                                                                   3,923                943
     Current portion of long-term debt                                                   22                 22
     Accounts payable                                                                24,258             13,483
     Accrued expenses                                                                28,360             28,564
                                                                              --------------   ----------------
       Total current liabilities                                                     65,084             47,955
Deferred income taxes                                                                 3,105              3,105
Long-term debt                                                                           13                 19
                                                                              --------------   ----------------
Total liabilities                                                                    68,202             51,079
                                                                              --------------   ----------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock - $.01 par value; 5,000 shares authorized, 4,000 issued              -                  -
     and outstanding
     Common stock - $.01 par value; 25,000,000 shares authorized, 9,832,161              98                 98
     and 9,832,161 issued and outstanding, respectively
Additional paid-in capital                                                           34,302             34,302
Retained earnings                                                                    55,676             59,765
                                                                              --------------   ----------------
     Total stockholders' equity                                                      90,076             94,165
                                                                              --------------   ----------------
                                                                                  $ 158,278           $145,244
                                                                              ==============   ================







                          NATIONAL R.V. HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                                        Three Months
                                                                                      Ended March 31,
                                                                                  2003              2002
                                                                                  ----              ----
 Cash flows from operating activities:
     Net loss                                                                      $(4,089)          $ (3,316)
     Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
       Depreciation                                                                     982                978
       Gain on asset disposal                                                             -              (348)
       Changes in assets and liabilities:
         Increase in trade receivables                                             (19,432)            (7,636)
         Decrease in inventories                                                      7,257             18,063
         Increase in income taxes receivable                                        (2,449)            (1,138)
         Decrease in prepaid expenses                                                   741                341
         Increase (decrease) in book overdraft                                        2,980              (608)
         Increase (decrease) in accounts payable                                     10,775            (4,843)
         Decrease in accrued expenses                                                 (204)              (722)
                                                                              --------------   ----------------
                                                                              --------------   ----------------
       Net cash (used in) provided by operating activities                          (3,439)                771
                                                                              --------------   ----------------
                                                                              --------------   ----------------

 Cash flows from investing activities:
     Decrease in other assets                                                           341                 58
     Proceeds from sale of assets                                                         -              2,424
     Purchases of property, plant and equipment                                       (479)            (1,438)
                                                                              --------------   ----------------
                                                                              --------------   ----------------
       Net cash (used in) provided by investing activities                            (138)              1,044
                                                                              --------------   ----------------
                                                                              --------------   ----------------

 Cash flows from financing activities:
     Net advance on line of credit                                                    3,578                  -
     Principal payments on long-term debt                                               (5)                (5)
     Proceeds from issuance of common stock                                               -                 18
                                                                              --------------   ----------------
                                                                              --------------   ----------------
       Net cash provided by financing activities                                      3,573                 13
                                                                              --------------   ----------------
                                                                              --------------   ----------------

 Net increase in cash                                                                   (4)              1,828
 Cash, beginning of period                                                               14                 22
                                                                              --------------   ----------------
                                                                              --------------   ----------------
 Cash, end of period                                                                  $  10            $ 1,850
                                                                              ==============   ================
                                                                              ==============   ================


                 Please direct questions to investors@nrvh.com.
                    P.O. BOX 400 JUNCTION CITY, OREGON 97448
                541.998.3720 ph o 541.998.9275 fx o WWW.NRVH.COM